Exhibit 10.7

                                 PROMISSORY NOTE

Executed at Houston, Texas
Dated:  August 14, 2000
Principal Sum:  $1,080,712

FOR ADVANCES RECEIVED, from time to time over the years since 1993, totaling as of June 30, 2000 the principal sum shown above, REDOX TECHNOLOGY CORPORATION, a Delaware corporation with principal offices located at 340 N. Sam Houston Parkway East, Houston, Texas 77070 promises to pay the to the order of RICHARD
A. SZYMANSKI (hereinafter "Lender") the principal sum set forth above on or before December 21, 2000 (hereinafter "Maturity Date").

The loan represented by this Promissory Note shall initially bear no interest to December 31, 2000; however, if this Promissory Note is not paid, in full on or before the Maturity Date, interest shall be retroactively be applicable for the period from the date hereof to the Maturity Date at the rate of ten percent (10%) per annum, simple interest from the date hereof. If Borrower fails to pay the full amount of principal together with the interest thereon on the date it becomes due, Borrower shall be in default. The unpaid principal and the unpaid interest thereon retroactively calculated shall thereafter both bear interest at the rate of eighteen percent (18%) per annum until paid; but this provision shall not increase the liability of Borrower beyond the legal interest rate. If any law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges to be collected in connection with this loan exceed permitted limits, then this loan shall not be void but any such interest or loan charge shall be reduced by the amount necessary to reduce such collection ,including reasonable attorney fees in case payment is not mace when it becomes due. Presentiment, notice of dishonor, and protest are hereby waived by the Borrower. This note is to be construed and enforced in accordance wither he laws of the State of Texas, in existence on the date of this Promissory Note.

IN WITNESS WHEREOF, intending to be legally bound, the Borrower has executed this Promissory Note as of the date above written.

                          REDOX TECHNOLOGY CORPORATION

                                                By: /S/ RICHARD SZYMANSKI
                                                    -------------------------
                                                    Richard A. Szymanski

ATTEST:

/S/ CLIFTON D. DOUGLAS
----------------------
Clifton D. Douglas, Treasurer